Exhibit 10.19(b)

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of December 21, 2012 between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and GREEN PLAINS SUPERIOR LLC,  Omaha,  Nebraska (the “Company”).

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated June 20, 2011 (such agreement is hereinafter referred to as the “MLA”).  Farm Credit and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1.Section 11 (C) of the MLA is hereby amended and restated to read as follows:

SECTION 11.Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

(C)Debt Service Coverage Ratio.  The Company will have at the end of each fiscal year of the Company a “Debt Service Coverage Ratio” (as defined below) for such year of not less than 1.00 to 1.00.  For purposes hereof, the term “Debt Service Coverage Ratio” shall mean the following (all as calculated for the most current year end in accordance with GAAP consistently applied):  (1) net income (before taxes), plus depreciation and amortization, plus new equity injection(s), less fixed asset purchases above the capital expenditure limit as permitted under Section 10 (I) of this agreement; divided by (2) all current portion of regularly scheduled long term debt for the prior period (scheduled long term debt payments are not to include any Free Cash Flow sweep payments as defined in Section 5 of RI0470T01D).

2.            Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		GREEN PLAINS SUPERIOR LLC

By:	/s/ Kathryn J. Frahm	By:	/s/ Todd Becker

Title:	VP Commercial Lender	Title:	President and CEO